                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
[_]  Definitive Proxy Statement                Commission Only (as Permitted
[_]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BEA Systems, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  (5) Total fee paid:
   --------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
  -----------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
   --------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

  (3) Filing Party:
   --------------------------------------------------------------------------

  (4) Date Filed:
   --------------------------------------------------------------------------

                               BEA SYSTEMS, INC.

                               ----------------

                   Notice of Annual Meeting of Stockholders
                           To Be Held July 14, 1999

                               ----------------

To the Stockholders of BEA Systems, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BEA Systems, Inc., a Delaware corporation (the "Company"), will be held at
                                                  , California, at      p.m.,
local time, on July 14, 1999, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect three (3) Class II directors to hold office until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified.

     2. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE BEA SYSTEMS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN. To ratify and approve amendments to the 1997 Employee Stock Purchase Plan ("the 1997 Stock Purchase Plan") to (a) decrease the number of shares reserved for issuance under the 1997 Stock Purchase Plan by 2,000,000 shares and (b) modify the number of shares automatically added to the 1997 Stock Purchase Plan on the first business day of each fiscal year beginning with February 1, 2000 to be that number of shares equal to 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year less the number of shares of Common Stock added to the 1997 Stock Incentive Plan on such day, but in any event not to exceed 6,000,000 shares per fiscal year.

     3. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN. To ratify and approve the BEA Systems, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan") to (a) increase the number of shares reserved for issuance under the 1997 Stock Plan by 2,000,000 shares and (b) modify the number of shares automatically added to the 1997 Stock Plan on the first business day of each fiscal year beginning with February 1, 2000 to be a number of shares determined by the Plan Administrator but not to exceed 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and not to exceed 6,000,000 shares per fiscal year.

     4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 80,000,000 shares to 250,000,000 shares.

     5. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending January 31, 2000.

     6. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

   The Board of Directors has fixed the close of business on May 14, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          William T. Coleman III
                                          President, Chief Executive Officer
                                          and
                                          Chairman of the Board

San Jose, California
May   , 1999


 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                               BEA SYSTEMS, INC.
                            2315 North First Street
                          San Jose, California 95131

                               ----------------

                                PROXY STATEMENT

                               ----------------

General Information

   This Proxy Statement is furnished to the stockholders of BEA Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on July 14,
1999, at                                               , California, at
p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Steve L. Brown, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   This Proxy Statement and the accompany proxy were first sent by mail to
stockholders on or about June    , 1999. The solicitation of proxies will be
conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

   The close of business on May 14, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

   A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the three candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting shall be required to approve Proposals 2, 3, and 5 being submitted to the stockholders for their consideration. Proposal 4 will required the affirmative vote of a majority of the shares of the Company's outstanding Common Stock.

   Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes entitled to vote." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and effectively count as votes against Proposal No. 4. However, with respect to Proposals 2, 3 and 5 requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-notes shall have no effect.

   An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The Board is composed of two Class I directors (Cary J. Davis and Dean O. Morton), three Class II directors (Edward W. Scott, Jr., Stewart K.P. Gross and Carol
A. Bartz) and two Class III directors (William T. Coleman III and William H. Janeway), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2001, 1999 and 2000 respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

   At this Annual Meeting, the stockholders will elect three Class II directors, each to serve a three year term until the 2002 annual meeting of stockholders, until a successor is duly elected or appointed and qualified or until the director's earlier resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

   The three nominees for Class II directors receiving a plurality of the votes of the shares presented in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

   Certain information about Edward W. Scott, Jr., Stewart K.P. Gross and Carol A. Bartz, the Class II director nominees, is furnished below.

   Mr. Scott is a founder of the Company and has been its Executive Vice President of Worldwide Field Operations and a member of its Board of Directors since the Company's inception. Prior to founding the Company in January 1995, Mr. Scott was employed by Pyramid Technology, Inc. as its Executive Vice President of Worldwide Sales and Marketing from September 1988 to April 1995 and by Sun Microsystems, Inc. from October 1985 to September 1988. Mr. Scott has a B.A. and an M.A. from Michigan State University and a Bachelor's Degree from Oxford University.

   Mr. Gross has served as a Director of the Company since September 1995. Mr. Gross is a Managing Director of E. M. Warburg, Pincus & Company, LLC ("EMWP") and has been employed by EMWP since 1987. Prior to joining EMWP, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of Vanstar Corporation, TSI International Software, IA Corp. and several privately-held companies. Mr. Gross has a B.A. from Harvard University and an M.B.A. from Columbia University.

   Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., AirTouch Communications, Cadence Design Systems, Inc., Cisco Systems, Inc. and Network Appliance, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

   During the fiscal year ended January 31, 1999, the Board met       times.
The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended January 31, 1999, no director attended fewer than 75% of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board.

   The Audit Committee, which held     meetings in the fiscal year ended
January 31, 1999, consists of Mr. Gross and Mr. Morton. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors, for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

   The Compensation Committee, which held      meeting in the fiscal year
ended January 31, 1999, consists of Ms. Bartz and Mr. Janeway. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 1997 Stock Purchase Plan and 1997 Stock Plan and performs such other duties as may from time to time be determined by the Board.

   The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Steve L. Brown, the Company's Secretary at the Company's principal executive offices.

Compensation of Directors

   The Company's outside directors are reimbursed for expenses incurred in connection with attending Board and committee meetings but are not compensated for their services as Board members. The Company may also grant to directors options to purchase Common Stock of the Company pursuant to the terms of the Company's 1997 Stock Plan and employee-directors are eligible to receive bonuses under the 1997 Management Bonus Plan.

                                  MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information with respect to the executive officers and director of the Company as of April 30, 1999.

            Name              Age                     Position
            ----              ---                     --------
William T. Coleman III....... 51  Chief Executive Officer and Chairman of the
                                  Board
Edward W. Scott, Jr.......... 60  President
Alfred S. Chuang............. 37  President, BEA WebXpress
Barbara Britton.............. 45  Vice President of Worldwide Services
Steve L. Brown............... 46  Chief Financial Officer and Vice President of
                                  Finance and Administration
Terence Dwyer................ 51  Vice President of Engineering
Matthew S. Green............. 40  Vice President Worldwide Sales
Joseph H. Menard............. 44  Vice President of Worldwide Marketing
Deborah Stanley.............. 49  President, eSolutions
Carol A. Bartz(2)............ 50  Director
Cary J. Davis................ 32  Director
Stewart K. P. Gross(1)....... 39  Director
William H. Janeway(2)........ 55  Director
Dean O. Morton(1)............ 67  Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

   Mr. Coleman is a founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Prior to founding the Company in January 1995, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration division. Mr. Coleman holds a B.S. from the Air Force Academy and a M.S. from Stanford University.

   Mr. Scott is a founder of the Company and has been President since February 1999. Mr. Scott was Executive Vice President of Worldwide Field Operations and a member of its Board of Directors from the Company's inception until February 1999. Prior to founding the Company in January 1995, Mr. Scott was employed by Pyramid Technology, Inc. as its Executive Vice President of Worldwide Sales and Marketing from September 1988 to April 1995 and by Sun Microsystems, Inc. from October 1985 to September 1988. Mr. Scott has a B.A. and an M.A. from Michigan State University and a Bachelor's Degree from Oxford University.

   Mr. Chuang is a founder of the Company and has been its President of BEA WebXpress since September 1998. Mr. Chuang was Executive Vice President of Product Development and Chief Technical Officer from the Company's inception until September 1998. He served as a member of its Board of Directors from the Company's inception until September 1995. From 1986 to December 1994, Mr. Chuang worked at Sun Microsystems, Inc. in various positions, including Chief Technology Officer of Sun Integration Services and Corporate Director of Strategic Systems Development of Sun's Middleware Group. Mr. Chuang has a B.S. from the University of San Francisco and a M.S. from U.C. Davis.

   Ms. Britton, as Vice President of Worldwide Services, is responsible for the Company's services group, which includes consulting, training and support. Prior to joining the Company, Ms. Britton was employed by NCR from December 1992 to December 1994, where she was the managing partner of the Western Region Business Consulting organization. From December 1984 to December 1992 she held senior management positions with AT&T. Ms. Britton holds an MBA from Pepperdine University.

   Mr. Brown, as Chief Financial Officer and Vice President of Finance and Administration of the Company, is responsible for finance, administration, human resources and information services. Mr. Brown came to the Company from MicroUnity Systems Engineering, Inc. where he was vice president of finance for the privately held start-up company. Prior to MicroUnity, Mr. Brown spent 16 years in various financial positions at Hewlett-Packard, most recently as a group controller handling revenues of over $3 billion. Mr. Brown has a bachelor's degree with a marketing concentration from San Diego State University, and a master's degree in finance and accounting from the University of California, Los Angeles.

   Mr. Dwyer, as Vice President of Engineering, is responsible for ongoing architecture and development of products in the Company's Enterprise Division. Prior to joining the Company in February 1996, Mr. Dwyer held senior management positions with Novell from June 1993 to February 1996, USL and Bell Laboratories. Mr. Dwyer holds a Masters degree in Mathematics from Penn State University.

   Mr. Green, as Vice President Worldwide Sales, has over 15 years of experience managing sales, marketing, and professional services organizations with high technology companies. Mr. Green came to the Company from Walker Interactive Systems where he was Vice President of Sales. Previously, Mr. Green served in a variety of sales and management positions with McDonnell Douglas' Information Systems Group from July 1986 to December 1987 and with Unisys Corporation from July 1981 to June 1986. Mr. Green has a bachelor's degree with a marketing and economics concentration from California State University, Chico.

   Mr. Menard, as Vice President of Worldwide Marketing has over 20 years of experience in marketing, sales, and product development in high technology companies. Prior to assuming his role as Vice President Worldwide Marketing, Mr. Menard spent three years in Europe as Vice President of Sales for the Company's Europe, Middle East and Africa region. Mr. Menard joined the Company from Novell, where he was Vice President and General Manager of the TUXEDO division from March 1993 to March 1996. Prior to that Mr. Menard was Vice President of Marketing at Unix Systems Laboratories, and before that spent 10 years at Digital in senior product and marketing management positions. He holds a degree in Electrical Engineering from Worcester Polytechnic Institute and a master's degree in Business Administration from Babson College.

   Ms. Stanley, as President of eSolutions is responsible for the eSolutions business unit recently formed to accelerate the delivery of mission-critical component based solutions. Prior to assuming Ms. Stanley's role as President of eSolutions, Ms. Stanley was Senior Vice President of Worldwide Field Operations for the Company. Ms. Stanley was employed at Migration Software Systems, Ltd., prior to joining the Company in September 1995, where she was Vice President of Sales and Marketing for the commercial and federal sectors from January 1994 to August 1995. Prior to Migration, Ms. Stanley held various senior management positions at Pyramid Technology. Ms. Stanley was also part of Sun Microsystems' Federal Division and a contracting officer for the United States Air Force. Ms. Stanley holds a bachelor's degree from the University of California, Los Angeles.

   Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., AirTouch Communications, Cadence Design Systems, Inc., Cisco Systems, Inc. and Network Appliance, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

   Mr. Davis has served as a Director of Company since November 1995. Mr. Davis is a Managing Director of E.M. Warburg, Pincus & Company, LLC ("EMWP"), where he has been employed since October 1994. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis holds a B.A. from Yale University and an M.B.A. from Harvard University.

   Mr. Gross has served as a Director of the Company since September 1995. Mr. Gross is a Managing Director of EMWP and has been employed by EMWP since 1987. Prior to joining EMWP, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of TSI International Software, IA Corp, and several privately-held companies. Mr. Gross has a B.A. from Harvard University and an M.B.A. from Columbia University.

   Mr. Janeway has served as a Director of the Company since September 1995. Mr. Janeway has been a Managing Director of EMWP since July 1988. Prior to joining EMWP, Mr. Janeway was the Vice President and Director of Corporate Finance at F. Eberstadt & Co., Inc. from 1979 to July 1988. Mr. Janeway is a director of ECSoft Group plc, Industri-Matematik International Corp., Vanstar Corporation VERITAS Software Corporation, Radnet, Inc., Indus International, Inc., Armature Group Ltd. and several privately-held companies. Mr. Janeway has a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

   Mr. Morton has served as a Director of the Company since March 1996. Mr. Morton was Executive Vice President, Chief Operating Officer and a Director of the Hewlett-Packard Corporation until his retirement in October 1992, where he held various positions since 1960. Mr. Morton is a director of ALZA Corporation, KLA-Tencor Corporation, Raychem Corporation, The Clorox Company, Centigram Communications Corporation, and Kaiser Foundation Health Plan, Inc. Hospitals. He is a trustee of the State Street Research Group of Funds, The State Street Research Portfolios, Inc. and The Metropolitan Series Fund. Mr. Morton holds a B.S. from Kansas State University and an M.B.A. from Harvard University.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1999, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all directors and executive officers as a group.

                                             Shares Beneficially Owned(1)
                                             --------------------------------
Directors, Executive Officers and 5%
Shareholders                                   Number(2)         Percent(2)
------------------------------------         ----------------- --------------
Warburg, Pincus Ventures, L.P.(3)...........        33,467,389           49.0%
William T. Coleman III(4)...................         2,533,797            3.7%
Alfred S. Chuang(5).........................         1,691,275            2.5%
Edward W. Scott, Jr.(6).....................         1,339,713            2.0%
William H. Janeway(7).......................        33,467,389           49.0%
Stewart K.P. Gross(7).......................        33,467,389           49.0%
Cary J. Davis(7)............................        33,467,389           49.0%
Carol A. Bartz(8)...........................           245,349              *
Dean O. Morton(9)...........................           230,209              *
Steve L. Brown(10)..........................           293,957              *
Deborah Stanley(11).........................           107,418              *
Barbara Britton(12).........................            14,317              *
Terrence Dwyer(13)..........................            76,706              *
Matthew S. Green(14)........................            41,624              *
Joseph H. Menard(15)........................            95,706              *
All executive officers and directors as a
 group (14 persons)(16).....................        40,137,460           58.8%

--------
  * Less than 1% of the outstanding Voting Common Stock
 (1) To the Company's knowledge, except as set forth in the footnotes on this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
 (2) Based on 68,300,794 shares of voting Common Stock outstanding as of March 31, 1999, assuming the conversion into voting Common Stock of such number of shares (9,197,389) of non-voting Class B Common Stock held by Warburg, Pincus Ventures, L.P. ("Warburg") as would be necessary to maintain a 49% ownership interest by Warburg in all voting Common Stock. Does not include 8,626,165 shares of non-voting Class B Common Stock held by Warburg, which represents all non-voting Class B Common Stock outstanding, assuming the above conversion. Including such shares, Warburg would hold 42,093,554 shares or 54.7% of the Company's outstanding stock.
 (3) The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMWP"), manages Warburg. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both WP and EMWP. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg. Messrs. Janeway, Gross and Davis, directors of the Company, are Managing Directors and members of EMWP and general partners of WP. As such, Messrs. Janeway, Gross and Davis may be deemed to have an indirect, pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The address for Warburg is 486 Lexington Avenue, New York, New York, 10017.
 (4) Includes shares held of record by the Coleman Family Trust, dated July 12, 1995, of which William T. and Claudia L. Coleman are co-trustees (the "Family Trust") and shares held of record by the Coleman Family Charitable Trust dated December 11, 1997 (the "Charitable Trust") of which William T. and

    Claudia L. Coleman are co-trustees. Also includes 27,972 shares subject to options exercisable within 60 days after March 31, 1999. The address for Mr. Coleman, the Family Trust and the Charitable Trust is c/o William T. Coleman III, BEA Systems, Inc., 2315 North First Street, San Jose, California, 95131.
 (5) Includes 70,000 shares held by the Courtney Z. Chuang Trust of which Mr. Chuang is the trustee. Also includes 19,638 shares subject to options exercisable within 60 days after March 31, 1999.
 (6) Includes shares held by the following trusts, of which Mr. Scott is the sole trustee (i) 10,000 shares held by Edward W. Scott, Jr. 1996 Irrevocable Living Trust for the Benefit of Eneida Sanchez UTA dated 9/17/96; (ii) 20,000 shares held by the Edward W. Scott, Jr. 1996 Irrevocable Living Trust for the Benefit of Carolina Gutierrez UTA dated 9/17/96; and (iii) 30,000 shares held by the Edward W. Scott, Jr. 1996 Irrevocable Living Trust for the Benefit of Reece D. Scott UTA dated 9/17/96. Also includes 10,000 shares held by Mr. Scott's wife and 37,927 shares subject to options exercisable within 60 days after March 31, 1999.
 (7) All of the shares indicated as owned by Mr. Janeway, Mr. Gross and Mr. Davis are owned directly by Warburg and are included because of Mr. Janeway's, Mr. Gross' and Mr. Davis' affiliation with Warburg. Mr. Janeway, Mr. Gross and Mr. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.
 (8) Includes 20,833 shares subject to options exercisable within 60 days after March 31, 1999.
 (9) Includes 110,207 shares subject to options exercisable within 60 days after March 31, 1999.
(10) Includes 103,124 shares subject to options exercisable within 60 days after March 31, 1999.
(11) Includes 44,574 shares subject to options exercisable within 60 days after March 31, 1999.
(12) Includes 13,125 shares subject to options exercisable within 60 days after March 31, 1999.
(13) Includes 70,092 shares subject to options exercisable within 60 days after March 31, 1999.
(14) Includes 27,957 shares subject to options exercisable within 60 days after March 31, 1999.
(15) Includes 15,741 shares subject to options exercisable within 60 days after March 31, 1999.
(16) Includes 491,190 shares subject to options exercisable within 60 days after March 31, 1999. Includes 33,467,389 shares beneficially owned by Warburg, which shares are included because of the affiliation of Mr. Janeway, Mr. Gross and Mr. Davis with Warburg. Mr. Janeway, Mr. Davis and Mr. Gross each disclaim beneficial ownership of such shares.

                                PROPOSAL NO. 2

                APPROVAL AND RATIFICATION OF AMENDMENTS TO THE
                           1997 STOCK PURCHASE PLAN

   The Company's stockholders are being asked to approve amendments to the Company's 1997 Stock Purchase Plan. The proposed amendments to the 1997 Stock Purchase Plan will (a) provide that the number of shares reserved for issuance under the 1997 Stock Purchase Plan be decreased by 2,000,000 shares and (b) modify the number of shares automatically added to the 1997 Stock Purchase Plan on the first business day of each fiscal year beginning with February 1, 2000 to be that number of shares equal to 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year less the number of shares of Common Stock added to the 1997 Stock Plan on such day, but in any event not to exceed 6,000,000 shares per fiscal year.

   The Board of Directors believes that the proposed amendment to the 1997 Stock Purchase Plan to provide for an annual increase in the number of shares reserved for issuance under the 1997 Stock Purchase Plan are in the best interest of the Company. The 1997 Stock Purchase Plan has become an important employee benefit since its inception, with broad employee participation. The Board of Directors believes that the amendment proposed is necessary for the Company to remain competitive in its compensation practices and to attract and retain highly skilled personnel which are essential to the Company's continued growth and success.

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                 THE AMENDMENT TO THE 1997 STOCK PURCHASE PLAN

General Description of the 1997 Stock Purchase Plan

   In March 1997, the Board of Directors adopted, and the stockholders approved, the 1997 Stock Purchase Plan. The purpose of the 1997 Stock Purchase Plan is to provide employees of the Company who participate in the 1997 Stock Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The 1997 Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as
amended (the "Code"). As of January 31, 1999,         shares of Common Stock
had been sold pursuant to the 1997 Stock Purchase Plan at a weighted average
price of $     per share, with           shares available for future issuance
under the 1997 Stock Purchase Plan. As of January 31, 1998, approximately employees were eligible to participate in the 1997 Stock Purchase Plan.

   The following summary of the 1997 Stock Purchase Plan, including the proposed amendments conditioned upon and not to take effect until approved by the Company's stockholders, is qualified in its entirety by the specific language of the 1997 Stock Purchase Plan, a copy of which is available to any stockholder upon request.

   Purpose. The 1997 Stock Purchase Plan is intended to provide a method for eligible employees of the Company and designated parents or subsidiaries ("Participants") to acquire a proprietary interest in the Company through the purchase of shares of its Common Stock by payroll deductions.

   Administration. The 1997 Stock Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Plan Administrator"). Every finding, decision and determination by the Plan Administrator shall, to the full extent permitted by law, be final and binding on all parties.

   Participation. Participants in the 1997 Stock Purchase Plan will, by a subscription agreement, authorize a whole percentage payroll deduction not exceeding 15% of Compensation (as defined in the 1997 Stock Purchase Plan) during overlapping purchase periods of 24 months each. Purchase periods commence approximately every six months and consist of four accrual periods of approximately six months each. Purchases will be made at the end of each accrual period (an "exercise date"). The Plan Administrator has the authority to change the length of any purchase period and the length of accrual periods within any such purchase period subsequent to the initial purchase period.

   Purchase Limits. The 1997 Stock Purchase Plan authorizes the issuance in each accrual period (described above) of up to three thousand (3,000) shares of Common Stock per Participant (subject to adjustment for capital changes) pursuant to the exercise of non-transferable options granted to Participants. In addition, no Participant will be granted options under the 1997 Stock Purchase Plan if, immediately after the grant of such option, the Participant would own 5% or more of the voting power or value of all classes of stock of the Company or of any subsidiaries or parents (including stock which may be purchased under the 1997 Stock Purchase Plan or pursuant to other options), nor will any Participant be permitted to participate to the extent such Participant could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

   Amendment to Decrease Shares Reserved. The current number of shares reserved for issuance under the 1997 Stock Purchase Plan is 5,666,092. The proposed amendment to the 1997 Stock Purchase Plan proves that the number of shares reserved for issuance will be decreased by 2,000,000 shares to a total reserve of 3,666,092 shares, subject to annual increases.

   Amendment to Authorize Annual Increase. The proposed amendment to the 1997 Stock Purchase Plan will modify the number of shares automatically added to the 1997 Stock Purchase Plan on the first business day of each fiscal year beginning with February 1, 2000 to be that number of shares equal to 6% of the number of shares of Common Stock outstanding as of the last date of the immediately preceding fiscal year less the number of shares of Common Stock added to the 1997 Stock Plan on such day, but in any event not to exceed 6,000,000 shares The 1997 Stock Purchase Plan currently provides for an annual increase each January 31 of the lesser of 2,500,000 shares of Common Stock or 2.5% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year.

   Purchase Discount. Participants will be granted a separate option for each purchase period on an enrollment date, which option will be automatically exercised in successive installments on the exercise dates ending within such purchase period. The purchase price under the 1997 Stock Purchase Plan will be equal to eighty-five percent (85%) of the fair market value of the Common Stock on the enrollment date or the exercise date, whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the 1997 Stock Purchase Plan. If, on any exercise date in a purchase period, the fair market value of the Common Stock is less than the fair market value of the Common Stock on the enrollment date of the purchase period, after exercise of the option on such exercise date the purchase period will be terminated automatically and the Participant will be enrolled automatically in a new purchase period commencing on the following day.

   Eligibility. Employees of the Company whose customary employment is more than twenty (20) hours per week and more than five (5) months per calendar year with the Company or a designated parent or subsidiary are eligible to participate in the 1997 Stock Purchase Plan. An employee may not be granted an option under the 1997 Stock Purchase Plan if such employee is subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the employee's participation in the 1997 Stock Purchase Plan. An Employee's rights under the 1997 Stock Purchase Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution.

   Withdrawal. Participation ends automatically on termination of employment or failure of the Participant to remain in continuous scheduled employment for more than twenty (20) hours per week and more than five (5) months in a calendar year. In addition, Participants may withdraw from the 1997 Stock Purchase Plan, in whole but not in part, at any time by giving written notice prior to the exercise date, in which event the Company will refund the entire balance of the Participant's deductions accumulated during the accrual period. Once a Participant withdraws from a particular purchase period, that Participant may not participate again in the same purchase period. However, withdrawal during a particular purchase period will not prevent the Participant from participating in a later purchase period.

   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to any required action by the stockholders, the shares reserved under the 1997 Stock Purchase Plan, the fixed limit on the annual share increase, as well as the price per share of Common Stock covered by each option under the 1997 Stock Purchase Plan which has not been exercised, will be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock as determined in the sole discretion of the Plan Administrator. If the Company's stockholders approve (i) a merger or consolidation in which the Company is not the surviving entity (other than a transaction the principal purpose of which is to change the Company's state of incorporation), (ii) the sale, transfer or other disposition of substantially all of the assets of the Company in connection with complete liquidation or dissolution of the Company (including the Company's subsidiary corporations), or (iii) any reverse merger in which the Company is the surviving entity but more than 50% of the voting power of the Company's securities is acquired by a person or persons different from those who held such securities immediately prior to the merger, then the Plan Administrator will either shorten the current purchase period or provide for the assumption of the options by the successor. If the Plan Administrator elects to shorten the current purchase period, it will notify the Participants and permit them to elect to withdraw from the revised purchase period.

   Amendment and Termination. The Plan Administrator may at any time terminate or amend the 1997 Stock Purchase Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with securities and tax laws or any other applicable law or regulation, the Company will obtain stockholder approval of such amendments. Unless terminated sooner, the 1997 Stock Purchase Plan will terminate in March 2007.

   Certain Federal Tax Consequences. Amounts deducted from a Participant's pay under the 1997 Stock Purchase Plan are part of the Participant's regular compensation and remain subject to federal, state and local income and employment tax withholding. The 1997 Stock Purchase Plan, and the right of Participants to make purchases, thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a Participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the Participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the purchase period and one year from the date the shares are purchased, the Participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the purchase period. Any additional gain will be treated as capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the Participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a Participant except to the extent of ordinary income recognized by Participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

   The foregoing is only a summary of the current effect of federal income taxation upon the Participant and the Company with respect to the shares purchased under the 1997 Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a Participant's death or the income tax laws of any municipality, state or foreign country to which the Participant may be subject.

   Amended Plan Benefits. As of the date of this Proxy Statement, no directors or non-employee directors and no associates of any director, executive officer or nominee for director have been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1997 Stock Purchase Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

                                PROPOSAL NO. 3

                    APPROVAL AND RATIFICATION OF AMENDMENTS
                            TO THE 1997 STOCK PLAN

   The Company's stockholders are being asked to approve an amendment to the Company's 1997 Stock Plan. The proposed amendments to the 1997 Stock Plan will
(a) increase the number of shares reserved for issuance under the 1997 Stock Plan by 2,000,000 shares and (b) modify the number of shares automatically added to the 1997 Stock Plan on the first business day of each fiscal year beginning with February 1, 2000 to be a number of shares determined by the Plan Administrator but not to exceed 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and not to exceed 6,000,000 shares per fiscal year.

   The amendments to the 1997 Stock Plan will enable the Company to grant awards as needed to attract employees and other service providers. The 1997 Stock Plan is intended to enhance the Company's ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of key individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 3.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                     THE AMENDMENTS TO THE 1997 STOCK PLAN

   The following summary of the 1997 Stock Plan, including the proposed amendments, is subject in its entirety to the specific language of the 1997 Stock Plan, a copy of which is available to any stockholder upon request.

General Description

   The 1997 Stock Plan was approved by the Board of Directors and stockholders
in March 1997. In        , 1999, the Board of Directors approved amendments to
the 1997 Stock Plan, conditioned upon and not to take effect until approved by the Company's stockholders, to (a) increase the number of shares reserved for issuance under the 1997 Stock Plan by 2,000,000 shares and (b) to modify the number of shares automatically added to the 1997 Stock Plan on the first business day of each fiscal year to be a number of shares determined by the Plan Administrator but not to exceed 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and not to exceed 6,000,000 shares per fiscal year.

   The purposes of the 1997 Stock Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The 1997 Stock Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. As of January 31, 1999,
options to purchase a total of           shares held by     optionees were
outstanding as of such date at a weighted average exercise price of
$[        ] per share, and           shares remained available for future
grant under 1997 Stock Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the 1997 Stock Plan
was approximately      persons.

   The 1997 Stock Plan provides for the grant of (i) shares, (ii) options, stock appreciation rights ("SARs") or similar rights with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights ("DERs"), performance units ("Performance Units") or performance shares ("Performance Shares").

   Amendment to Increase Shares Reserved. The current number of shares reserved for issuance under the 1997 Stock Plan is 10,052,187. The proposed amendment to the 1997 Stock Purchase Plan provides that the number of shares reserved for issuance will be increased by 2,000,000 shares to a total reserve of 12,052,187 shares, subject to annual increases.

   Amendment to Increase Annual Cap. The proposed amendment to the 1997 Stock Plan modifies the number of shares automatically added to the 1997 Stock Plan on the first business day of each fiscal year beginning with February 1, 2000 to be a number of shares determined by the Plan Administrator but not to exceed 6% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and not to exceed 6,000,000 shares Limiting the annual increase to no more than 6,000,000 per fiscal year shares is designed to permit the inclusion of incentive stock options within the types of Awards that may be issued under the 1997 Stock Plan pursuant to the formula for determining the maximum aggregate number of shares available for issuance under the 1997 Stock Plan. The Board of Directors recommends this amendment as a means by which the Compensation Committee can plan on an annual basis for an allocation of incentive stock options among other types of Awards sufficient to meet the Company's anticipated requirements for attracting and retaining employees. The 1997 Stock Plan currently provides for an annual increase each January 31 of the lesser of 3,500,000 shares of Common Stock or 3.5% of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year of the Company.

   Administration. The 1997 Stock Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 1997 Stock Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to Code
Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

   Amendment and Termination. The Board may at any time amend, suspend or terminate the 1997 Stock Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 1997 Stock Plan in such a manner and to such a degree as required. The 1997 Stock Plan will terminate in March 2007 unless previously terminated by the Board of Directors.

   Other Terms. Stock options granted under the 1997 Stock Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 1997 Stock Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   The 1997 Stock Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1997 Stock Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

   The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1997 Stock Plan. The Administrator has the authority to accelerate the vesting schedule of Awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1997 Stock Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the 1997 Stock Plan will terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. The 1997 Stock Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

   Under the 1997 Stock Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1997 Stock Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards are transferable to the extent provided in the Award agreement.

   Under the 1997 Stock Plan, the Administrator may establish one or more programs under the 1997 Stock Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1997 Stock Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

   Certain Federal Tax Consequences. The grant of a non-qualified stock option under the 1997 Stock Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The maximum rate at which long-term capital gains for most types of property are taxed is 20%.

   The grant of an incentive stock option under the 1997 Stock Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

   Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

   The foregoing is only a summary of the current effect of federal income taxation upon the grantee and the Company with respect to the shares purchased under the 1997 Stock Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

   Amended Plan Benefits. As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1997 Stock Plan amendments by the Company's executive officers, directors and employees are not determinable at this time.

                                PROPOSAL NO. 4

      AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   In         1999, the Board of Directors approved an amendment to increase the number of shares of Common Stock which the Company is authorized to issue from 80,000,000 shares to 250,000,000 shares. No increase in the number of authorized shares of Class B Common Stock or Preferred Stock of the Company, currently 35,000,000 shares and 5,000,000 shares, respectively, is proposed or anticipated.

   If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change Article Fourth of the Company's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

     FOURTH: The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is Two Hundred Ninety Million Shares (290,000,000) shares. Two Hundred Eighty Five Million (285,000,000) shares shall be Common Stock, $0.001 par value, (the "Common Stock"), of which thirty-five million (35,000,000) are hereby designated Class B Common Stock. Five million (5,000,000) shares shall be Preferred Stock, $0.001 par value (the "Preferred Stock"). The undesignated shares of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the individual rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference of any wholly unissued shares of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Purpose and Effect of the Amendment

   As of               , 1999, of the Company's 80,000.000 authorized shares
of Common Stock,            shares were issued and outstanding and
[          ] shares were subject to outstanding options granted pursuant to the Company's 1997 Stock Purchase Plan and 1997 Stock Plan (together, the "Plans"). The principal purpose of the proposed amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

   In determining to increase the authorized shares of Common Stock, the Board
of Directors considered, among other factors, (i) that as of            ,
1999, [          ] shares of Common Stock were issued or subject to
outstanding options granted under the Plans, thereby effectively encumbering
substantially all of the            shares presently authorized, (ii) that
there is currently insufficient authorized shares of Common Stock to support anticipated option grants in 1999 and 2000, and (iii) that there is currently insufficient authorized shares of Common Stock available to raise capital and to respond to potential business opportunities and pursue important objectives. If the proposed amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased to 250,000,000 shares, and
approximately            additional shares of Common Stock will be available
for issuance by the Board of Directors without any further stockholder approval, except in certain issuances of shares which require stockholder approval in accordance with the requirements of the Nasdaq National Market or the Delaware General Corporations Law.

   If the proposed amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 80,000,000 to 250,000,000 shares. If the proposed amendment is not approved, the number of authorized shares of Common Stock will remain the same and management will have limited flexibility to pursue the matters discussed above. The Board of Directors has no immediate plans understandings, agreements or commitments to issue any of the proposed additional shares of Common Stock other than pursuant to the Plans as described above.

   There will be no change in the voting rights, dividend rights, liquidation rights, or any other stockholder rights as a result of the proposed amendment. The holders of shares of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the proposed amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposed amendment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
    THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since the Company's inception and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending January 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
             THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING JANUARY 31, 2000

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

   The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

                                                       Long-Term
                              Annual Compensation     Compensation
                           -------------------------- ------------
                                           Bonus and   Securities   All Other
                           Fiscal  Salary  Commission  Underlying  Compensation
           Name            Year(1)   ($)     ($)(2)   Options (#)      ($)
           ----            ------- ------- ---------- ------------ ------------
William T. Coleman III....  1999   307,116  129,980      75,000         --
                            1998   223,269  267,404      44,804         --
                            1997   177,923  234,115          --         --

Edward W. Scott, Jr.......  1999   308,462   96,026      50,000         --
                            1998   198,077  269,043      34,804         --
                            1997   150,000  239,410          --         --

Deborah Stanley...........  1999   189,191  133,047      50,000         --
                            1998   142,800  274,375      90,000         --
                            1997   137,500  103,559          --         --

Matthew S. Green..........  1999   155,599  205,298      50,000         --
                            1998   144,800  310,085      23,000         --
                            1997   129,399  102,894      50,000         --

Joseph H. Menard..........  1999   167,944  415,292      25,000         --
                            1998   143,097  227,871      15,000         --
                            1997   107,692  179,804     100,000         --

--------
(1) Compensation reported for fiscal years ending January 31, 1997, January 31, 1998 and January 31, 1999.
(2) Includes bonus amounts earned in the fiscal year.

Employment Agreements

   The Company has entered into employment agreements with William T. Coleman III, Edward W. Scott, Jr. and Alfred S. Chuang (the "Employees"), each dated September 28, 1995 (the "Employment Agreements").

   The Employment Agreements provide that Mr. Coleman, Mr. Scott and Mr. Chuang receive initial yearly salaries commencing in 1995 of $180,000, $150,000 and $150,000, respectively, which are reviewed annually. The Employees are also entitled to participate in any pension, bonus, insurance, savings or other employee benefit plans adopted by the Company.

   The Employment Agreements continue until the earlier of (1) September 28, 1999 or (2) termination of employment by (i) the Board of Directors for cause at any time upon 10 days' written notice, or without cause upon 24 hours' written notice; (ii) by death; (iii) by the Employee for good reason or following certain corporate transactions, or at will upon two weeks' notice; or (iv) due to disability. Upon termination of employment without cause by the Company, or for good reason by the Employee, the Company will hire the Employee as a consultant until the end of the period of employment, or for a period of two years following termination. During the period of such consultancy, the Employee is required to be available a maximum of 40 hours per week in return for which he will be entitled to receive a monthly salary, bonus and benefits equal to the amount that he received immediately prior to the termination of employment. Upon termination of employment for cause by the Company, or at will by the Employee, the Company can require the Employee to provide consulting services for a maximum of 40 hours per week until the end of the period of employment, during which period the Employee will be paid his monthly salary on a prorated basis. Upon termination by death or disability, the Employee or his estate will, under certain circumstances, receive the Employee's salary and certain other benefits until the end of the period of employment.

   The Employment Agreements contain a covenant not to compete which provides, under certain circumstances during any consultancy period, that the Employee cannot compete with the Company or accept employment with a competitor of the Company.

Option Grants in Last Fiscal Year

   The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended January 31, 1999. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                       Individual Grants
                          --------------------------------------------
                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                              Annual
                          Number of                                     Rate of Stock Price
                          Securities  % of Total                         Appreciation for
                          Underlying   Options                                Option
                           Options    Granted to  Exercise                    Term(3)
                           Granted   Employees in Price per Expiration ---------------------
          Name              (#)(1)   Fiscal Year    Share      Date        5%        10%
          ----            ---------- ------------ --------- ---------- ---------- ----------
William T. Coleman III..    75,000       1.21      $25.72     3/19/08  $1,213,081 $3,074,185
Edward W. Scott, Jr.....    50,000        .81      $25.72     3/19/08     808,720  1,605,683
Matthew S. Green........    25,000        .40      $13.00    10/14/08     204,390    577,966
                            15,000        .24      $24.38     5/19/08     229,940    582,712
                            10,000        .16      $27.00     3/17/08     169,807    430,310
Joseph H. Menard........    10,000        .16      $13.00    10/14/08      81,756    207,186
                            15,000        .24      $24.38     5/19/08     229,939    582,712
Deborah Stanley.........    25,000        .40       24.37     5/19/08     383,232    971,186
                            25,000        .40       20.87     7/22/08     328,204    831,734

--------
(1) Each of these options vests over four years, 25% after the end of the first year and 1/48th each month thereafter, and has a 10-year term.
(2) The exercise price per share of options granted represented the fair value of the underlying shares of Common Stock, as determined by the Board of Directors, at the date the options were granted.
(3) The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates required by applicable regulations of the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Assumes all options are exercised at the end of their respective ten-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending January 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of January 31, 1999, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 31, 1999.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                            Shares                    Options at          In-the-Money Options at
                          Acquired on  Value     January 31, 1999 (#)     January 31, 1999 ($)(1)
                           Exercise   Realized ------------------------- -------------------------
          Name                (#)      ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- -------- ----------- ------------- ----------- -------------
William T. Coleman III..    22,664    $113,320      729        96,411     $  5,693     $167,220
Edward W. Scott, Jr.....        --          --   18,810        65,994      146,906      124,913
Matthew S. Green........    17,625     424,825   15,207        77,668      140,122      291,247
Joseph H. Menard........    50,300     973,231    2,408        62,292       30,710      466,093
Deborah Stanley.........    44,801     611,396   22,491       120,625      220,715      516,550

--------
(1) Value is based on the stock price of the Company's Common Stock at January 31, 1999 ($13.81), minus the exercise price.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee of the Board was formed in March 1997 and consists of Carol A. Bartz and William H. Janeway. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

   The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

   The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

   Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

   Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1997 Stock Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Stock Incentive Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

   Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company's performance.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

   The compensation of the President and Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Coleman's base salary for the fiscal year ended January 31, 1999 was $307,116. Mr. Coleman's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Coleman's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Coleman received 75,000 stock options and a $129,980 bonus for the fiscal year ended January 31, 1999.

                                          MEMBERS OF THE COMPENSATION
                                           COMMITTEE

                                          Carol A. Bartz
                                          William H. Janeway

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended January 31, 1999 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

Loans to Executive Officers

   On September 28, 1995, Messrs. Coleman, Scott and Chuang entered into full recourse, five-year promissory notes in connection with the purchase of certain shares of Common Stock from the Company. Such notes are secured by the purchased shares pursuant to security agreements entered into on the same date. The notes bear interest at 7% per annum. The unpaid balances on the promissory notes at March 31, 1999 were $123,280, $314,256 and $251,000, respectively.

   On December 12, 1995, Edward W. Scott, Jr., the Company's President issued a promissory note in the amount of $720,000 in favor of the Company for the purpose of financing real property. The note bears interest at 7% per annum and is secured by a deed of trust covering the real property acquired by Mr. Scott. Pursuant to its terms, the note is repayable upon expiration of Mr. Scott's employment agreement with the Company. The unpaid balance on the promissory note at March 31, 1999 was $720,000.

   On January 31, 1999, Joseph H. Menard, the Company's Vice President of Worldwide Marketing issued a promissory note in the amount of $400,000 in favor of the Company for the purpose of financing real property. The note bears interest at 7% per annum and is secured by a deed of trust covering the real property acquired by Mr. Menard. Pursuant to its terms, the note is repayable upon expiration of Mr. Menard's employment agreement with the Company. The unpaid balance on the promissory note at March 31, 1999 was $400,000.

                            STOCK PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the graph shall not be deemed to be incorporated by reference into any such filings

   The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from April 10, 1997, the date of the Company's initial public offering, through the end of the Company's fiscal year ended January 31, 1999, with the percentage change in the cumulative total return for the H & Q Technology Index and the NASDAQ Computer & Data Processing Services Index. The comparison assumes an investment of $100 on April 10, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                      [PERFORMANCE GRAPH TO APPEAR HERE]

Measurement Period           BEA            H&Q TECHNOLOGY  NASDAQ
(Fiscal Year Covered)        SYSTEMS INC.   INDEX           C&DPS INDEX
-------------------          ------------   --------------  -----------
Measurement Pt- 4/11/97      $100           $100            $100
FYE   4/30/97                $ 96           $104            $112
FYE   7/31/97                $310           $140            $144
FYE  10/31/97                $216           $131            $135
FYE   1/31/98                $315           $123            $140

                             STOCKHOLDER PROPOSALS

   Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2000 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of
the Company, between         , 2000 and         , 2000. A stockholder's notice
to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company
not later than           , 1999 in order to be considered for inclusion in the
Company's proxy materials for that meeting.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 31, 1998, all Reporting Persons complied with all applicable filing requirements, except as follows:
                                                                       .

Other Matters

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          William T. Coleman III
                                          President, Chief Executive Officer,
                                          and
                                          Chairman of the Board

May   , 1999
San Jose, California

                               BEA SYSTEMS, INC.

                           1997 STOCK INCENTIVE PLAN

                           Adopted on March 19, 1997
                      Amended and Restated on May 13, 1998
                      Amended and Restated on May 12, 1999

     1.  Purposes of the Plan. The purposes of this Stock Incentive Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Parents and Subsidiaries and to promote the success of the Company's business.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------
         (a)  "Administrator" means the Board or any of the Committees appointed
               -------------
to administer the Plan.

         (b)  "Affiliate" and "Associate" shall have the respective meanings
               ---------       ---------
ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         (c)  "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

         (d)  "Award" means the grant of an Option, SAR, Dividend Equivalent
               -----
Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

         (e)  "Award Agreement" means the written agreement evidencing the grant
               ---------------
of an Award executed by the Company and the Grantee, including any amendments thereto.

         (f)  "Board" means the Board of Directors of the Company.
               -----

         (g)  "Change in Control" means a change in ownership or control of the
               -----------------
Company effected through either of the following transactions:

              (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

              (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

         (h)  "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         (i)  "Committee" means any committee appointed by the Board to
               ---------
administer the Plan.

         (j)  "Common Stock" means the common stock of the Company.
               ------------

         (k)  "Company" means BEA Systems, Inc., a Delaware corporation.
               -------

         (l)  "Consultant" means any person who is engaged by the Company or any
               ----------
Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

         (m)  "Continuing Directors" means members of the Board who either (i)
               --------------------
have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         (n)  "Continuous Status as an Employee, Director or Consultant" means
               --------------------------------------------------------
that the provision of services to the Company, a Parent or Subsidiary in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

         (o)  "Corporate Transaction" means any of the following stockholder-
               ---------------------
approved transactions to which the Company is a party:

              (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

              (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         (p)  "Covered Employee" means an Employee who is a "covered employee"
               ----------------
under Section 162(m)(3) of the Code.

         (q)  "Director" means a member of the Board.
               --------

         (r)  "Dividend Equivalent Right" means a right entitling the Grantee to
               -------------------------
compensation measured by dividends paid with respect to Common Stock.

         (s)  "Employee" means any person, including an Officer or Director, who
               --------
is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (t)  "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

         (u)  "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

         (v)  "Grantee" means an Employee, Director or Consultant who receives
               -------
an Award under the Plan.

         (w)  "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

         (x)  "Non-Qualified Stock Option" means an Option not intended to
               --------------------------
qualify as an Incentive Stock Option.

         (y)  "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (z)  "Option" means a stock option granted pursuant to the Plan.
               ------
         (aa) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

         (bb) "Performance - Based Compensation" means compensation qualifying
               --------------------------------
as "performance-based compensation" under Section 162(m) of the Code.

         (cc) "Performance Shares" means Shares or an award denominated in
               ------------------
Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

         (dd) "Performance Units" means an award which may be earned in whole or
               -----------------
in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

         (ee) "Plan" means this 1997 Stock Incentive Plan.
               ----

         (ff) "Restricted Stock" means Shares issued under the Plan to the
               ----------------
Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

         (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act
               ----------
or any successor thereto.

         (hh) "SAR" means a stock appreciation right entitling the Grantee to
               ---
Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

         (ii) "Share" means a share of the Common Stock.
               -----

         (jj) "Subsidiary" means a "subsidiary corporation," whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

         (kk) "Subsidiary Disposition" means the disposition by the Company of
               ----------------------
its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     3.  Stock Subject to the Plan.
         -------------------------

         (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be twelve million fifty two thousand one hundred eighty seven (12,052,187) Shares, and annually, commencing with the first business day of each fiscal year of the Company beginning with February 1, 2000 and thereafter, such maximum aggregate number of Shares shall be increased by a number of Shares equal to the lesser of
(i) six million (6,000,000) Shares, (ii) six percent (6%) of the number of Shares outstanding as of the last day of the immediately preceding fiscal year of the Company, or (iii) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

         (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.  Administration of the Plan.
         --------------------------

         (a)  Plan Administrator.
              ------------------

              (i)  Administration with Respect to Directors and Officers. With
                   -----------------------------------------------------
respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

              (ii) Administration With Respect to Consultants and Other
                   ----------------------------------------------------
Employees.  With respect to grants of Awards to Employees or Consultants who are
---------
neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

              (iii)  Administration With Respect to Covered Employees.
                     ------------------------------------------------
Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

              (iv) Administration Errors. In the event an Award is granted in a
                   ---------------------
manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

         (b)  Powers of the Administrator. Subject to Applicable Laws and the
              ---------------------------
provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

              (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

              (ii) to determine whether and to what extent Awards are granted hereunder;

              (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

              (iv)   to approve forms of Award Agreement for use under the Plan;

              (v) to determine the terms and conditions of any Award granted hereunder;

              (vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

              (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

              (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

              (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

         (c)  Effect of Administrator's Decision. All decisions, determinations
              ----------------------------------
and interpretations of the Administrator shall be conclusive and binding on all persons.

     5.  Eligibility. Awards other than Incentive Stock Options may be granted
         -----------
to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6.  Terms and Conditions of Awards.
         ------------------------------

         (a)  Type of Awards. The Administrator is authorized under the Plan to
              --------------
award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
(iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

         (b)  Designation of Award.  Each Award shall be designated in the Award
              --------------------
Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

         (c)  Conditions of Award. Subject to the terms of the Plan, the
              -------------------
Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

         (d)  Deferral of Award Payment. The Administrator may establish one or
              -------------------------
more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

         (e)  Award Exchange Programs. The Administrator may establish one or
              -----------------------
more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.

         (f)  Early Exercise. The Award may, but need not, include a provision
              --------------
whereby the Grantee may elect at any time while an Employee Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

         (g)  Term of Award. The term of each Award shall be the term stated in
              -------------
the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

         (h)  Transferability of Awards. Incentive Stock Options may not be
              -------------------------
sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form approved by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

         (i)  Time of Granting Awards. The date of grant of an Award shall for
              -----------------------
all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         (j)  Individual Option and SAR Limit. The maximum number of Shares with
              -------------------------------
respect to which Options and SARs may be granted to any Employee in any fiscal year of the

Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     7.  Award Exercise or Purchase Price, Consideration, Taxes and Reload
         -----------------------------------------------------------------
Options.
--------

         (a)  Exercise or Purchase Price. The exercise or purchase price, if
              --------------------------
any, for an Award shall be as follows:

              (i)  In the case of an Incentive Stock Option:

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (ii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (iii) In the case of other Awards, such price as is determined by the Administrator.

         (b)  Consideration. Subject to Applicable Laws, the consideration to be
              -------------
paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

              (i)  cash;

              (ii)  check;

              (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

              (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

              (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

              (vi) any combination of the foregoing methods of payment.

         (c)  Taxes. No Shares shall be delivered under the Plan to any Grantee
              -----
or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations .

         (d)  Reload Options. In the event the exercise price or tax withholding
              --------------
of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8.  Exercise of Award.
         -----------------

         (a)  Procedure for Exercise; Rights as a Stockholder.
              -----------------------------------------------

              (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

              (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

         (b)  Exercise of Award Following Termination of Employment, Director or
              ------------------------------------------------------------------
Consulting Relationship.
-----------------------

              (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

              (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

              (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         (c)  Buyout Provisions. The Administrator may at any time offer to buy
              -----------------
out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9.  Conditions Upon Issuance of Shares.
         ----------------------------------

         (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10.  Adjustments Upon Changes in Capitalization. Subject to any required
          ------------------------------------------
action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan (including the fixed Share limit on the annual increase in the number of Shares available for issuance under the Plan), as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11.  Corporate Transactions/Changes in Control/Subsidiary Dispositions.
          -----------------------------------------------------------------
Except as may be provided in an Award Agreement:

         (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent. For the purposes of this subsection, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers, for each Share subject to the Award immediately prior to the Corporate Transaction, (i) the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Award held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), or
(ii) the right to purchase such consideration in the case of an Option or similar Award; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or exchange of the Award for each Share subject to the Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

         (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall remain exercisable until the expiration or sooner termination of the applicable Award term.

         (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the Award term.

     12.  Term of Plan. The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

     13.  Amendment, Suspension or Termination of the Plan.
          ------------------------------------------------

         (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

         (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14.  Reservation of Shares.
          ---------------------

         (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15.  No Effect on Terms of Employment.  The Plan shall not confer upon any
          --------------------------------
Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     16.  Stockholder Approval. The Plan became effective when adopted by the
          --------------------
Board on March 19, 1997, and was approved by the Company's stockholders on March 31, 1997. On May 13, 1998, the Board adopted and approved an amendment and restatement of the Plan (a) to include Incentive Stock Options within the class of Awards subject to the formula for determining the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan, (b) to place a cap on the annual increase in such maximum aggregate number of Shares determined under the formula, (c) to permit the grant of Incentive Stock Options with respect to the two million two hundred sixty nine thousand six hundred fifty eight (2,269,658) Shares that became available for issuance under the Plan pursuant to the formula on January 2, 1998 and (d) to adopt a limit on the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments were approved by the stockholders of the Company on June 25, 1998. On May 12, 1999, the Board adopted an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan and to adjust the formula that provides an annual automatic increase in the number of Shares of Common Stock available for issuance under the Plan, such amendments conditioned upon and not to take effect until stockholder approval of the amendments is obtained.

                               BEA SYSTEMS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           Adopted on March 19, 1997
                   Amended and Restated on September 16, 1997
                      Amended and Restated on May 13, 1998
                      Amended and Restated on May 12, 1999

        The following constitute the provisions of the 1997 Employee Stock Purchase Plan of BEA Systems, Inc.

        1.      Purpose.  The purpose of the Plan is to provide employees of the
                -------
Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.      Definitions.  As used herein, the following definitions shall
                -----------
apply:

        (a)     "Accrual Period" means a period of approximately five and one-
                 --------------
half or six and one-half months, commencing on each December 16 and July 1 and terminating on the next following June 30 or December 15, respectively; provided, however, that the first Accrual Period shall commence on the Effective Date and shall end on June 30, 1997.

        (b)     "Board" means the Board of Directors of the Company.
                 -----

        (c)     "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

        (d)     "Common Stock" means the common stock of the Company.
                 ------------

        (e)     "Company" means BEA Systems, Inc. a Delaware corporation.
                 -------

        (f)     "Compensation" means an Employee's base salary, commissions,
                 ------------
overtime, bonuses, annual awards, other incentive payments, from the Company or one or more Designated Parents or Subsidiaries, including such amounts of earnings as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, (ii) to a plan qualified under Section 125 of the Code, or (iii) to any other qualified or non-qualified plan intended to defer the receipt of compensation. Compensation does not include reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, and any other payments not specifically referenced in the first sentence.

        (g)     "Corporate Transaction" means any of the following stockholder-
                ---------------------
approved transactions to which the Company is a party:

                (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

                (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

        (h)     "Designated Parents or Subsidiaries" means the Parents or
                 ----------------------------------
Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

        (i)     "Effective Date" means the effective date of the Registration
                 --------------
Statement relating to the Company's initial public offering of its Common Stock. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

        (j)     "Employee" means any individual, including an officer or
                 --------
director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

        (k)     "Enrollment Date" means the first day of each Purchase Period.
                ---------------

        (l)     "Exchange Act" means the Securities Exchange Act of 1934, as
                 ------------
amended.

        (m)     "Exercise Date" means the last day of each Accrual Period.
                 -------------

        (n)     "Fair Market Value" means, as of any date, the value of Common
                 -----------------
Stock determined as follows:

                (1) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a share of Common Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Common Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

                (2) In the absence of an established market of the type described in (1), above, for the Common Stock, and subject to (3), below, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith; or

                (3) On the Effective Date, the Fair Market Value shall be the price at which the Board, or if applicable, the Pricing Committee of the Board, and the underwriters agree to offer Common Stock to the public in the initial public offering of the Common Stock, net of discounts and underwriting commissions.

        (o)     "Parent" means a "parent corporation," whether now or hereafter
                 ------
existing, as defined in Section 424(e) of the Code.

        (p)     "Participant" means an Employee of the Company or Designated
                 -----------
Parent or Subsidiary who is actively participating in the Plan.

        (q)     "Plan" means this Employee Stock Purchase Plan.
                 ----

        (r)     "Plan Administrator" means either the Board or a committee of
                 ------------------
 the Board that is responsible for the administration of the Plan.

        (s)     "Purchase Period" means a purchase period established pursuant
                 ---------------
to Section 4 hereof.

        (t)     "Purchase Price" shall mean an amount equal to 85% of the Fair
                 --------------
Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

        (u)     "Reserves" means the number of shares of Common Stock covered by
                 --------
each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (v)     "Subsidiary" means a "subsidiary corporation," whether now or
                 ----------
hereafter existing, as defined in Section 424(f) of the Code.

        3.      Eligibility.
                -----------

        (a)     General.  Any individual who is an Employee on a given
                -------
Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

        (b)     Limitations on Grant and Accrual.  Any provisions of the Plan to
                --------------------------------
the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his/her rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

        (c)     Other Limits on Eligibility. Notwithstanding Subsection (a),
                ---------------------------
above, the following Employees shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; and (iii) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

        4.      Purchase Periods.
                ----------------

        (a) The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Purchase Periods of twenty-four (24) months' duration commencing each December 16 and July 1 following the Effective Date (except that the initial Purchase Period shall commence on the Effective Date and shall end on June 30, 1999). The Plan Administrator shall have the authority to change the length of any Purchase Period and the length of Accrual Periods within any such Purchase Period subsequent to the initial Purchase Period by announcement at least thirty (30) days prior to the commencement of the Purchase Period and to determine whether subsequent Purchase Periods shall be consecutive or overlapping.

        (b) A Participant shall be granted a separate option for each Purchase Period in which he/she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Purchase Period.

        (c) An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in Section 4(d), an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which he/she is participating and must also enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period.

        (d) If on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 18(a)), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

        (e) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

        5.      Participation.
                -------------

        (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period.

        (b) Payroll deductions for a Participant shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10.

        6.      Payroll Deductions.
                ------------------

        (a) At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made during the Purchase Period in an amount not exceeding fifteen percent (15%) of the Compensation which he/she receives during the Purchase Period.

        (b) All payroll deductions made for a Participant shall be credited to his/her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

        (c) A Participant may discontinue his/her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his/her payroll deductions during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing an increase or decrease in the payroll deduction rate. Any decrease in the rate of a

Participant's payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. Any increase in the rate of a Participant's payroll deductions shall be effective with the first full payroll period of the next Accrual Period following the Accrual Period in which the Company receives the new subscription agreement if such agreement is filed within ten (10) business days before the commencement of the next Accrual Period unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Period.

        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Accrual Period which is scheduled to end during the current calendar year (the "Current Accrual Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Accrual Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Accrual Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

        7.      Grant of Option. On the Enrollment Date, each Participant shall
                ---------------
be granted an option to purchase (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing fifteen percent (15%) of such Participant's Compensation receivable during the Purchase Period by the applicable Purchase Price; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Accrual Period shall be three thousand (3,000) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to
Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

        8.      Exercise of Option. Unless a Participant withdraws from the Plan
                ------------------
as provided in Section 10, below, the Participant's option will be exercised automatically on each Exercise Date by applying the accumulated payroll deductions in the Participant's account to purchase the maximum number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Accrual Period or Purchase Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Any amount remaining in a Participant's account following the purchase of shares on the Exercise Date which exceeds the cost of one full share of Common Stock on the Exercise Date shall be returned to the Participant and shall not be carried over to the next Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him/her.

        9.      Delivery. Upon receipt of a request from a Participant after
                --------
each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of his/her option.

        10.     Withdrawal; Termination of Employment.
                -------------------------------------

        (a) A Participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his/her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

        (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in Section 2(j)), the payroll deductions credited to such Participant's account during the Purchase Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated.

        11.     Interest. No interest shall accrue on the payroll deductions
                --------
credited to a Participant's account under the Plan.

        12.     Stock.
                -----

        (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be three million six hundred sixty six thousand ninety two (3,666,092) shares, and annually, commencing with the first business day of each fiscal year of the Company beginning with February 1, 2000 and thereafter, such maximum number of shares shall be increased by a number of shares of Common Stock equal to the lesser of
(i) six million (6,000,000) shares or (ii) six percent (6%) of the number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year of the Company reduced by the number of shares of Common Stock added to the Company's 1997 Stock Incentive Plan pursuant to the terms of
Section 3(a) of that plan. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

        (b) A Participant will have no interest or voting right in shares covered by his/her option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

        (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his/her spouse.

        13.     Administration. The Plan shall be administered by the Board or a
                --------------
committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all persons.

        14.     Designation of Beneficiary.
                --------------------------

        (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b) Such designation of beneficiary may be changed by the Participant (and his/her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.

        15.     Transferability. Neither payroll deductions credited to a
                ---------------
Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.

        16.     Use of Funds. All payroll deductions received or held by the
                ------------
Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.     Reports. Individual accounts will be maintained for each
                -------
Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18.     Adjustments Upon Changes in Capitalization; Corporate
                -----------------------------------------------------
Transactions.
-------------

        (a)     Adjustments Upon Changes in Capitalization. Subject to any
                ------------------------------------------
required action by the stockholders of the Company, the Reserves, the fixed share limit on the annual increase in the number of shares of Common Stock available for sale under the Plan, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

        (b)     Corporate Transactions. In the event of a proposed Corporate
                ----------------------
Transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date he/she has withdrawn from the Purchase Period as provided in Section 10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Plan Administrator may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

        19.     Amendment or Termination.
                ------------------------

        (a) The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Plan Administrator shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

        20.     Notices. All notices or other communications by a Participant to
                -------
the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

        21.     Conditions Upon Issuance of Shares. Shares shall not be issued
                ----------------------------------
with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

        22.     Term of Plan. The Plan shall become effective upon the earlier
                ------------
to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

        23.     Approval of the Plan. The Plan became effective when adopted by
                --------------------
the Board on March 19, 1997, and was approved by the Company's stockholders on March 31, 1997. On September 16, 1997, the Board adopted and approved an amendment and restatement of the Plan to modify the ending date of each semi-annual Accrual Period commencing on July 1 from December 31 to December 15 and to modify the commencement dates of each semi-annual Accrual Period and twenty-four month Purchase Period commencing on January 1 from January 1 to December
16. On May 13, 1998, the Board adopted an amendment of the Plan to increase the number of shares of Common Stock available for sale under the Plan and to adopt a formula to provide for an annual automatic increase in the number of shares of Common Stock available for sale under the Plan, which amendments were approved by the Company's stockholders on June 25, 1998. Also on May 13, 1998, the Board adopted an amendment and restatement of the Plan (a) to increase the maximum rate of payroll withholding for the purchase of shares under the Plan from ten percent (10%) of Compensation to fifteen percent (15%) of Compensation (such amendment effective for Purchase Periods commencing on and after July 1, 1998) and (b) to grant options under the Plan to each Participant at the maximum fifteen percent (15%) of Compensation withholding rate (such amendment effective for Purchase Periods commencing on and after July 1, 1998), and such amendments were not subject to stockholder approval. On May 12, 1999, the Board adopted an amendment and restatement of the Plan to reduce the number of shares of Common Stock available for sale under the Plan and to adjust the formula that provides an annual automatic increase in the number of shares of Common Stock available for sale under the Plan, such amendments conditioned upon and not to take effect until stockholder approval of such amendments is obtained.

        24.     No Employment Rights. The Plan does not, directly or indirectly,
                --------------------
create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

        25.     Effect of Plan. The provisions of the Plan shall, in accordance
                --------------
with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        26.     Applicable Law. The laws of the State of California (excluding
                --------------
that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                         [FORM OF FRONT OF PROXY CARD]

                                                                           PROXY

                               BEA SYSTEMS, INC.
                            2315 North First Street
                              San Jose, CA  95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON JULY 14, 1999.

        William T. Coleman III and Steve L. Brown, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of BEA Systems, Inc. (the "Company"), to be held on Wednesday, July 14, 1999 at _________________ California, and any adjournment or postponement thereof.

Election of three (3) Class II Directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: EDWARD W. SCOTT, JR., STEWART K.P. GROSS AND CAROL A. BARTZ.

                         [FORM OF BACK OF PROXY CARD]

        Please mark your choice like this [X] in blue or black ink.


   Shares represented by this proxy will be voted as directed           MARK HERE FOR ADDRESS CHANGE     [_]
by the stockholder.  If no such directions are indicated, the           AND NOTE AT RIGHT
Proxies will have authority to vote FOR the election of all
directors, and FOR proposals 2, 3, 4 and 5.

-------------------------------------------------------------

   The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3, 4 and 5.

-------------------------------------------------------------

1. Election of Directors (see reverse):
   [_] FOR         [_] WITHHOLD
   FOR, except vote withheld from the following nominees(s):
   --------------------------------------------------------
   --------------------------------------------------------

2. To approve and ratify amendments to the BEA Systems, Inc.
1997 Employee Stock Purchase Plan.

   [_] FOR        [_] AGAINST        [_] ABSTAIN

3. To approve and ratify amendments to the BEA Systems, Inc.            Please sign exactly as your name appears herein.  Joint
1997 Stock Incentive Plan.                                              owners should each sign.  When signing as attorney,
                                                                        executor, administrator, trustee or guardian, please
   [_] FOR        [_] AGAINST        [_] ABSTAIN                        give full title as such.

4. Approval of an amendment to the Company's Amended and                Signature                           Date
Restated Certificate of Incorporation to increase the                            ---------------------------    ---------------
number of shares of Common Stock which the Company is                   Signature                           Date
authorized to issue from 80,000,000 shares to 250,000,000                        ---------------------------    ---------------
shares.

   [_] FOR        [_] AGAINST        [_] ABSTAIN                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                        PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

5. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2000.

   [_] FOR        [_] AGAINST        [_] ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual
Meeting.